EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 4, 1997, which appears on page F-2 of Triton Energy Limited's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE  WATERHOUSE  LLP


Dallas,  Texas
May  16,  1997